UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

IEG HOLDINGS CORPORATION
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IEG HOLDINGS CORPORATION

6160 West Tropicana Ave., Suite E-13

Las Vegas, NV 89103

(702) 227-5626

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Approximate Date of Mailing: _____________, 2016

TO THE STOCKHOLDERS OF IEG HOLDINGS CORPORATION:

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE

HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of IEG HOLDINGS CORPORATION, a Florida corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below (collectively, the “Corporate Actions”) taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holder of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	Approve an amendment to our amended and restated articles of incorporation, as amended the (“Articles”), to eliminate our Series A preferred stock, Series F preferred stock and Series G preferred stock.

2.	Approve an amendment to our Articles to (a) reduce the dividend rate on the Company’s Series H preferred stock from 10% per annum to 8% per annum, (b) extend the date after which the Company may redeem the unconverted outstanding shares of Series H preferred stock from June 30, 2016 to December 31, 2016, (c) extend the date on which the holders of Series H preferred stock may convert their shares into shares of the Company’s common stock from June 30, 2016 to December 31, 2016, and (d) remove the requirement to adjust the Series H preferred stock conversion ratio when the Company conducts a rights offering to its existing stockholders.

The purpose of this Information Statement is to notify our stockholders that on April __, 2016, a stockholder holding a majority of the voting power of our issued and outstanding shares of common stock executed a written consent approving the Corporate Actions. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Florida law and the Company’s certificate of incorporation and bylaws, each as amended. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our common stock of record at the close of business on April __, 2016 are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of common stock of record as of April __, 2016 on or about ___________, 2016. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors,
IEG Holdings Corporation

/s/ Paul Mathieson
Paul Mathieson
President and Chief Executive Officer
_____________, 2016

IEG HOLDINGS CORPORATION

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934

This Information Statement is being mailed on or about ___________, 2016, to all holders of record on April __, 2016, of the $0.001 par value common stock (the “Common Stock”) of IEG Holdings Corporation, a Florida corporation (the “Company”), in connection with the vote of the Board of Directors of the Company and the approval by written consent of the holder of a majority of the voting power of the issued and outstanding capital stock of the Company to:

1.	Approve an amendment to our amended and restated articles of incorporation, as amended (the “Articles”), to eliminate our Series A preferred stock, Series F preferred stock and Series G preferred stock (“Series A, F and G Elimination”).

2.	Approve an amendment to our Articles to (a) reduce the dividend rate on the Company’s Series H preferred stock from 10% per annum to 8% per annum, (b) extend the date after which the Company may redeem the unconverted outstanding shares of Series H preferred stock from June 30, 2016 to December 31, 2016, (c) extend the date on which the holders of Series H preferred stock may convert their shares into shares of the Company’s common stock from June 30, 2016 to December 31, 2016, and (d) remove the requirement to adjust the Series H preferred stock conversion ratio when the Company conducts a rights offering to its existing stockholders (the “Series H Amendment” and together with the Series A, F and G Elimination, the “Corporate Actions”).

Currently, the Company has authorized 200,000,000 shares of Common Stock. As of April __, 2016, there were ________ record stockholders of our Common Stock and 92,860,768 shares of our Common Stock were issued and outstanding. Each share of our Common Stock has one vote per share. Paul Mathieson, our Chief Executive Officer, owns 69,000,000 shares, or 74.3% of our issued and outstanding Common Stock. As of April __, 2016, there were no shares of Series A preferred stock and 3,071,000 shares of Series H preferred stock issued and outstanding. The Board of Directors of the Company and Mr. Mathieson approved the Corporate Actions by actions by written consent on April __, 2016. Since the Board of Directors of the Company and the holder of a majority of the voting power of the Company’s issued and outstanding shares of capital stock have voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken.

The Corporate Actions will be effective on or about __________, 2016 (the “Effective Date”), which date shall be no sooner than 20 days after we mail this Information Statement and the accompanying notice to our stockholders. Our Board retains the authority to abandon the Corporate Actions for any reason at any time prior to the Effective Date. Because the Corporate Actions have already been approved by the holder of a majority of the voting power of the Company’s outstanding shares of Common Stock, you are not required to take any action. This Information Statement provides to you notice that the Corporate Actions have been approved. You will receive no further notice of the approval nor of the Effective Date of the Corporate Actions other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission (the “SEC”) in the future.

The Company’s Common Stock is traded over the counter on the OTCQX under the symbol “IEGH.” The last sale of our Common Stock as reported on the OTCQX was _________ shares sold for $_____ per share on _________, 2016.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

APPRAISAL RIGHTS

Shareholders do not have appraisal rights under Florida state law or under the Company’s Articles or bylaws in connection with the Corporate Actions.

AMENDMENT OF OUR ARTICLES TO ELIMINATE OUR SERIES A, SERIES F AND SERIES G PREFERRED STOCK

On April __, 2016, our Board of Directors approved, subject to stockholder approval, an amendment to our Articles, as set forth in Appendix A, that will have the effect of eliminating the designation of any shares as Series A, Series F or Series G preferred stock. On April __, 2016, the Series A, F and G Elimination was approved by written consent of the holder of a majority of the voting power of the issued outstanding capital stock of the Company. No shares of Series A, Series F or Series G preferred stock are currently issued and outstanding. Accordingly, the Articles amendment, when effected, will have no effect on any Series A, Series F or Series G preferred stockholders.

Purposes and Effect of Eliminating the Series A, Series F and Series G Preferred Stock

As of April __, 2016, there were no shares of Series A, Series F or Series G preferred stock issued and outstanding. We do not intend to issue any additional shares of Series A, Series F or Series G preferred stock in the future. Accordingly, in order to eliminate the administrative burden associated with maintaining the Series A, Series F and Series G preferred stock, our Board determined that it would be in the best interests of the Company and its stockholders to amend our Articles to eliminate the Series A, Series F and Series G preferred stock. After the Articles amendment is effected, no shares of Series A, Series F or Series G preferred stock may be issued in the future. Because no shares of Series A, Series F or Series G preferred stock are issued and outstanding, the Articles amendment, when effected, will have no effect on any Series A, Series F or Series G preferred stockholders or other Company stockholders.

Procedure for Effecting the Articles Amendment

The elimination of our Series A, Series F and Series G preferred stock will become effective upon the filing of the Articles amendment with the Secretary of State of Florida. We expect that the Articles amendment will become effective on or about _________, 2016, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Florida. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Articles amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to Company stockholders.

AMENDMENT OF THE TERMS OF OUR SERIES H PREFERRED STOCK

On April __, 2016, our Board of Directors approved, subject to stockholder approval, an amendment to our Articles, as set forth in Appendix A, that will have the effect of:

●	Reducing the dividend rate on the Company’s Series H preferred stock from 10% per annum to 8% per annum,

●	Extending the date after which the Company may redeem the unconverted outstanding shares of Series H preferred stock from June 30, 2016 to December 31, 2016,

●	Extending the date on which holders of the Company’s Series H preferred stock may convert their shares into shares of the Company’s common stock from June 30, 2016 to December 31, 2016, and

●	Removing the requirement to adjust the Series H preferred stock conversion ratio when the Company conducts a rights offering to its existing stockholders

On April __, 2016, the Series H Amendment was approved by written consent of the holder of a majority of the voting power of the issued and outstanding capital stock of the Company.

Purposes and Effect of Series H Amendment

Currently, the Series H preferred stock is entitled to receive 10% per annum dividends paid quarterly. In addition, the holders of Series H preferred stock has the right, on June 30, 2016, and upon notice provided by the holder to the Company, to convert all or any portion of their shares of Series H preferred stock on the basis of two shares of common stock for each share of Series H preferred stock. Any time after June 30, 2016, the Company has the right, but not the obligation, to redeem all of the unconverted outstanding shares of Series H preferred stock at a price of $1.00 per share.

The Board deems it to be in the best interests of the Company and its stockholders to reduce the dividend rate payable on the Series H preferred stock from 10% per annum to 8% per annum, paid quarterly. In order to reduce the dividend rate, the Company negotiated with the holders of the Series H preferred stock an extension of the conversion date of the Series H preferred stock from June 30, 2016 to December 31, 2016. Accordingly, if and when the Series H Amendment is effected, the dividend rate payable on the Series H preferred stock will be reduced to 8% per annum and the date on which the holders of the Series H preferred stock must convert, if at all, will be extended from June 30, 2016 to December 31, 2016. If the shares of Series H preferred stock are not converted on December 31, 2016, the Company has the right to redeem such shares at any time after December 31, 2016. In addition, if the Articles amendment is effected, the Series H preferred stock conversion ratio will not be adjusted if the Company conducts a rights offering to its existing stockholders.

Procedure for Effecting the Articles Amendment

The Series H Amendment will become effective upon the filing of the Articles amendment with the Secretary of State of Florida. We expect that the Articles amendment will become effective on or about __________, 2016, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Florida. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Articles amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to Company stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of April __, 2016, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each director and each of our named executive officers and (iii) all executive officers and directors as a group. As of April __, 2016, there were 92,860,768 shares of our Common Stock outstanding.

The number of shares of Common Stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each person listed is in care of IEG Holdings Corporation, 6160 West Tropicana Ave., Suite E-13, Las Vegas, NV 89103.

Name	Position	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers and Directors:
Paul Mathieson	Chief Executive Officer and Director	69,000,000		74.3%
Carla Cholewinski	Chief Credit Officer	20,000		*
Matthew I. Banks	Director	-		0.0%
Harold A. Hansen	Director	105,647(	1)	*
All executive officers and directors as a group (4 persons)		69,125,647		74.4%

* Less than 1%.

(1)	With respect to 73,092 shares, Mr. Hansen shares voting and investment power with his spouse. With respect to 32,555 shares, Mr. Hansen shares voting and investment power with Trevor Schoenmaker, Lisa Stibley and Brett Hansen.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

Our Common Stock is currently quoted on the OTC Markets. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information. From March 11, 2013 until June 9, 2015, our shares were quoted on the Pink Current Information tier of the OTC Markets. Since March 7, 2016, our shares of Common Stock have been quoted on the OTCQX tier of the OTC Markets under the symbol “IEGH.”

The following table sets forth the range of high and low closing bid quotations for our Common Stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. As of June 17, 2015, we effected a 1-for-100 reverse stock split. All prices in the following table reflect post-1-for-100-reverse stock split prices.

Fiscal Year Ended December 31, 2014

	High	Low
Fiscal Quarter Ended:
March 31, 2014	$10.00	$10.00
June 30, 2014	$10.00	$10.00
September 30, 2014	$45.00	$10.00
December 31, 2014	$100.00	$19.00

Fiscal Year Ending December 31, 2015

	High	Low
Fiscal Quarter Ended:
March 31, 2015	$51.00	$38.75
June 30, 2015	$52.00	$25.00
September 30, 2015	$27.50	$8.00
December 31, 2015	$10.00	$7.49

On April __, 2016, the closing price for our Common Stock on the OTC Markets was $______ per share with respect to an insignificant volume of shares.

The volume of shares traded on the OTC Markets was insignificant and therefore, does not represent a reliable indication of the fair market value of these shares.

Holders of Common Stock

As of April __, 2016, there were approximately _________ record holders of our Common Stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

We have not paid any cash dividends on our Common Stock and do not currently anticipate paying cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

We have no securities authorized for issuance under equity compensation plans.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, any of the Corporate Actions that is not shared by all other stockholders.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing IEG Holdings Corporation at 6160 West Tropicana Ave., Suite E-13, Las Vegas, NV 89103, Attn: Paul Mathieson or by calling the Company at (702) 227-5626.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 6160 West Tropicana Ave., Suite E-13, Las Vegas, NV 89103, Attn: Paul Mathieson or by calling the Company at (702) 227-5626.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at 6160 West Tropicana Ave., Suite E-13, Las Vegas, NV 89103.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST TWENTY (20) DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

IEG Holdings Corporation

/s/ Paul Mathieson
Paul Mathieson
____________, 2016	President & Chief Executive Officer

APPENDIX A

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

IEG HOLDINGS CORPORATION

Pursuant to Section 607.1006 of the Florida Business Corporation Act, IEG HOLDINGS CORPORATION, a Florida corporation (the “Corporation”), hereby amends (“Articles of Amendment”) its amended and restated articles of incorporation, as amended (“Articles”), as follows:

A. Elimination of Series A Preferred Stock, Series F Preferred Stock and Series G Preferred Stock. Each of the Series A preferred stock, the Series F preferred stock and the Series G preferred stock shall be cancelled.

B. Amendment of Series H Preferred Stock Terms. The terms of the Series H preferred stock shall be replaced in their entirety with Series H preferred stock bearing the attributes set forth below, in order to (i) reduce the dividend rate on the Series H preferred stock from 10% per annum to 8% per annum, (ii) extend the date after which the Corporation may redeem the unconverted outstanding shares of Series H preferred stock from June 30, 2016 to December 31, 2016, (c) extend the date on which the holders of Series H preferred stock may convert their shares into shares of the Corporation’s common stock from June 30, 2016 to December 31, 2016, and (d) remove the requirement to adjust the Series H preferred stock conversion ratio when the Corporation conducts a rights offering to its existing stockholders. The Series H preferred stock terms are hereby replaced in their entirety to read as follows:

SERIES H PREFERRED STOCK

1. Designation, Amounts and Stated Value. The designation of this series, which consists of Ten Million (10,000,000) shares of Preferred Stock, is the Series H Preferred Stock (the “Series H Preferred Stock”). The “Stated Value” of the Series H Preferred Stock shall be $1 per share, being the per share value of the consideration received by the Corporation for the issuance of such shares. In the event of a liquidation or winding up of the Corporation, holders of the Series H Preferred Stock shall be entitled to receive the Stated Value per share of Series H Preferred Stock then outstanding.

2. Dividends. The Series H Preferred Stock shall be entitled to receive 8% per annum dividends paid quarterly.

3. Rank. The Series H Preferred Stock shall rank pari passu with any other series of preferred stock hereafter designated by the Corporation and not designated as senior securities or subordinate to the Series H Preferred Stock.

4. Voting Rights. On all matters to come before the shareholder of the Corporation, the holder of Series H Preferred shall have that number of votes per share (rounded to the nearest whole share) equal to the product of (a) the number of shares of Series H Preferred held on the record date for the determination of the holders of the shares entitled to vote (the “Record Date”), or, if no Record Date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 13/100. Except as otherwise expressly provided by this Certificate or by applicable law, the holders of Series H Preferred Stock shall vote together with the holders of the outstanding shares of all other capital stock of the Corporation (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

5. Redemption and Call Rights. Any time after December 31, 2016, the Corporation shall have the right, but not the obligation, to redeem, out of funds legally available, all of the unconverted outstanding shares of the Series H Preferred Stock (the “Redemption”). The Company shall redeem the Series H Preferred Stock by paying in cash an amount per share equal to $1.00 (the “Redemption Price”). In the event that the Corporation elects to redeem the shares of the Series H Preferred Stock, the Corporation shall give notice of such election by delivering an executed and completed notice of Redemption (“Notice of Redemption”) to the Holder setting forth the number of shares being redeemed along with the Redemption Price. In the case of the exercise of the Redemption rights set forth herein, the Redemption privilege shall be deemed to have been exercised upon the date of receipt by the Holder of the Notice of Redemption.

6. Holder Conversion Rights. The holders of the Series H Preferred Stock shall have the following rights with respect to the conversion of the Series H Preferred Stock into shares of the Corporation’s Common Stock:

A. On December 31, 2016, and upon notice provided by the holder to the Corporation, a holder shall have the right to convert, at face value per share, all or any portion of their Series H Preferred Stock into shares of the Corporation’s Common Stock on the basis of two (2) shares of Common Stock for each share of Series H Preferred Stock so converted (the “Conversion Ratio”). The Conversion Ratio has been adjusted for (i) the Corporation’s rights offering to existing stockholders commenced in August 2015, (ii) the Corporation’s rights offering to existing stockholders commenced in December 2015, (iii) the Corporation’s rights offering to existing stockholders commenced in January 2016 and (iv) the Corporation’s rights offering to existing stockholders commenced in March 2016.

B. If at any time after the date of issuance of the Series H Preferred Stock, in the event the Corporation shall (i) make or issue a dividend or other distribution payable in Common Stock (other than with respect to the Series H Preferred Stock); (ii) subdivide outstanding shares of Common Stock into a larger number of shares; or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio shall be adjusted appropriately by the Corporation’s Board of Directors.

C. If the Common Stock issuable upon the conversion of the Series H Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6), then in each such event, the holder of each share of Series H Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series H Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

D. In each case of an adjustment or readjustment of the conversion ratio, the Corporation, at its expense, will seek to furnish each holder of Series H Preferred Stock with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

E. Promptly after the Corporation’s receipt of a conversion notice, and upon surrender of the Series H Preferred Stock certificate for cancellation, the Corporation shall deliver to the holder a certificate representing the number of the Corporation’s shares of Common Stock into which such Series H Preferred Stock is converted. No fractional shares shall be issued, and, in lieu of any such fractional securities, each holder of Series H Preferred Stock who will otherwise be entitled to a fraction of a share upon surrender shall receive the next highest whole share.

7. Consolidation, Merger, Exchange, Etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series H Preferred Stock shall at the same time be similarly exchanged or changed into preferred shares of the surviving entity providing the holders of such preferred shares with (to the extent possible) the same relative rights and preferences as the Series H Preferred Stock.

8. Designation of Additional Series. The Board of Directors of the Corporation shall have the right to designate other shares of Preferred Stock having:

a. dividend, liquidation, or other preferences equal to, subordinate to, or superior to the rights of holders of the Series H Preferred Stock. Such preferences shall be determined in the resolutions creating such subsequent series.

9. Vote to Change the Terms of Series H Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than fifty percent (50%) of the then outstanding Series H Preferred Stock, shall be required for any change to the Corporation’s Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series H Preferred Stock.

10. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series H Preferred Stock certificates, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Series H Preferred Stock certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however , the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series H Preferred Stock into Common Stock in which case such Series H Preferred Stock shall be converted pursuant to the terms of the Corporation’s Articles of Incorporation and a preferred stock certificate shall only be issued if required pursuant to the terms hereof.

11. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series H Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12. Status of Converted Stock. In case any shares of Series H Preferred Stock shall be converted, the shares so converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series H Preferred Stock.

C. Authority to Amend. These Articles of Amendment were adopted by the unanimous consent of the Corporation’s Board of Directors on April __, 2016 and duly approved by the Corporation’s stockholders on April __, 2016 as required by law and the Corporation’s Articles. The number of votes cast for the Articles of Amendment by the stockholders was sufficient for approval.

D. Effective Time. The foregoing amendment will become effective on ____________, 2016.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of __________, 2016.

IEG HOLDINGS CORPORATION

By:	/s/ Paul Mathieson
Name:	Paul Mathieson
Title:	President and Chief Executive Officer